UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Achillion Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACHILLION PHARMACEUTICALS, INC.

300 George Street

New Haven, Connecticut 06511

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2010

To our stockholders:

We invite you to attend our 2010 annual meeting of stockholders, which will be held at our offices at 300 George Street, New Haven, Connecticut on Thursday, June 10, 2010 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

1. To elect Dennis Liotta, David Scheer and Nicholas Simon as our three Class I Directors for terms to expire at our 2013 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve an amendment to our 2006 Employee Stock Purchase Plan (the “ESPP”) to increase by 250,000 shares the number of shares of common stock reserved for issuance thereunder from 250,000 to 500,000. A copy of the 2006 ESPP Purchase Plan, as amended, is attached to the Proxy Statement accompanying this Notice as Appendix A;

3. To approve an amendment to our 2006 Stock Incentive Plan (the “2006 Plan”) to increase by 3,000,000 shares the number of shares of common stock reserved for issuance thereunder from 3,422,748 shares to 6,422,748 shares. A copy of the 2006 Plan, as amended, is attached to the Proxy Statement accompanying this Notice as Appendix B;

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year;

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 20, 2010, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You may revoke your proxy at any time prior to its exercise at the annual meeting.

This proxy statement and our 2009 Annual Report on Form 10-K are also available to our shareholders electronically via the Internet at www.achillionproxymaterials.com.

The proposals being considered require that a majority of all shares of our issued and outstanding common stock eligible to vote on the proposals vote in favor of the proposals. Each stockholder should take the time to review the attached proxy statement and to complete and return the enclosed proxy card. Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,

MARY KAY FENTON
Secretary

New Haven, Connecticut

April 22, 2010

i

ACHILLION PHARMACEUTICALS, INC.

300 George Street

New Haven, Connecticut 06511

Proxy Statement for the 2010 Annual Meeting of Stockholders

To Be Held on June 10, 2010

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

This proxy is solicited on behalf of the Board of Directors of Achillion Pharmaceuticals, Inc., a Delaware corporation, and contains information about the Annual Meeting of stockholders to be held on June 10, 2010, at 9:00 a.m., local time, and any adjournment, continuation or postponement of the meeting, referred to throughout this Proxy Statement as the Annual Meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders or any other purpose that may properly come before the meeting. The Annual Meeting will be held at the offices of Achillion Pharmaceuticals, Inc. at 300 George Street, New Haven, Connecticut. To obtain directions to attend the meeting in person, please visit our website at www.achillion.com, email info@achillion.com or call 203-624-7000.

These proxy solicitation materials will be mailed or given, on or about April 28, 2010, to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on June 10, 2010.

This proxy statement and our 2009 Annual Report on Form 10-K are also available to our shareholders for printing, viewing and downloading electronically via the Internet at www.achillionproxymaterials.com.

Purpose of Annual Meeting

As described above, the purpose of the Annual Meeting is to obtain approval for the Proposals and such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Record Date and Shares Outstanding

Only stockholders who owned shares of our common stock at the close of business on April 20, 2010, referred to in this Proxy Statement as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Except as otherwise provided in this Proxy Statement, the holders of common stock as of the Record Date are entitled to one vote per share on matters presented at the Annual Meeting. As of the Record Date, 38,521,896 shares of our common stock were issued and outstanding.

Vote Required

Proposal 1—Election of Three Class I Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may not vote your unvoted shares on Proposal 1. You may:

•	vote FOR all nominees;

•	WITHHOLD your vote from all nominees; or

•	vote FOR one or more nominees and WITHHOLD your vote from one or more of the nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Approval of an Amendment to the 2006 Employee Stock Purchase Plan

Our Board of Directors has approved an amendment to our 2006 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 250,000 shares (the “Amendment”), subject to stockholder approval. The Amendment is being proposed in order to avoid depletion of the shares reserved for issuance under the ESPP and to provide the opportunity for future purchases to eligible employees under the ESPP.

To approve Proposal 2, stockholders holding a majority of the votes outstanding and eligible to vote must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may not vote your unvoted shares on Proposal 2 and any vote by your broker will not be counted and will be considered a broker non-vote. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, broker non-votes and voting to ABSTAIN will have no effect on the voting on the proposal.

Proposal 3—Approval of an Amendment to the 2006 Stock Incentive Plan

The Board of Directors has approved an amendment to the 2006 Stock Incentive Plan (the “2006 Plan”), subject to stockholder approval. The purpose of the amendment is to increase the number of shares of common stock reserved for issuance under the 2006 Plan by 3,000,000 shares.

To approve Proposal 3, stockholders holding a majority of the votes outstanding and eligible to vote must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may not vote your unvoted shares on Proposal 3 and any vote by your broker will not be counted and will be considered a broker non-vote. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm

The Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2010.

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised. Execution of the proxy will not in any way affect your right to attend the Annual Meeting in person. Revocation may be made prior to the Annual Meeting by either written revocation or through a duly executed proxy bearing a later date sent to Achillion Pharmaceuticals, Inc., Attention: Mary Kay Fenton, Secretary, 300 George Street, New Haven, Connecticut 06511, or your proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the proxy. Any mailed revocation sent to Achillion must include the stockholder’s name and must be received by the day prior to the Annual Meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by Achillion, including unmarked proxies, will be voted to approve the Proposal. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Achillion’s common stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. As there were 38,521,896 shares eligible to vote on the Proposal as of the Record Date, we will need more than 19,260,948 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

Voting

Tabulation

Shares of stockholders entitled to vote who are present at the Annual Meeting in person or by proxy, abstentions and broker non-votes are counted as present or represented at the meeting for purposes of determining whether a quorum exists. An automated system administered by our transfer agent tabulates the votes.

Voting Instructions

The following section summarizes important information on how to vote your shares of common stock.

Voting by Proxy

If you are a record holder, meaning your shares are registered in your name, you may vote over the Internet, by mail or in person at the Annual Meeting pursuant to the following instructions:

Over the Internet: Go to the website of our tabulator, Computershare Investor Services, at www.investorvote.com/achn. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on June 9, 2010, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Computershare must receive your proxy card no later than June 9, 2010, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Voting of Shares Held in Street Name

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you will receive instructions from your broker or other nominee regarding how to vote your shares over the Internet or by mail. You should follow those instructions. If you wish to vote your shares in person at the Annual Meeting, contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the Annual Meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Voting of Proxies at the Annual Meeting

All properly executed proxies that we receive prior to the vote at the Annual Meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Proposals.

Properly executed proxies will also be voted for any adjournment or postponement of our Annual Meeting for the purpose of soliciting additional votes to approve the Proposal, if necessary. Our Board of Directors does not currently intend to bring any other business before the Annual Meeting and, so far as our Board of Directors knows, no other matters are to be brought before the Annual Meeting. If other business properly comes before the Annual Meeting, the proxies will vote in accordance with their own judgment.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, employees or agents of Achillion in person or by telephone, email or other means of communication. No additional compensation will be paid to directors, officers or other regular employees of Achillion for such services.

Broker Non-Votes; Abstentions

In the absence of controlling precedent to the contrary, we intend to treat broker non-votes and abstentions in the following manner:

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are considered present for purposes of calculating a quorum but are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on any issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals. With respect to the Proposals, which require a majority vote, broker “non-votes” have no effect.

Abstentions occur when a stockholder entitled to vote and present in person or represented by proxy affirmatively votes to abstain. Votes in abstention are considered present for purposes of calculating a quorum but do not count as a vote FOR or AGAINST any matter. While abstentions do not count as a vote FOR or AGAINST, they have the same effect as a negative vote on the Proposal because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved.

Revocation of Proxies

Stockholders may revoke their proxies at any time prior to use by delivering to our corporate secretary a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting in person and revoking the proxy by signing a notice of revocation. If you vote your shares over the Internet, only your latest Internet vote will be counted at the Annual Meeting. Attendance at the Annual Meeting does not in itself constitute the revocation of a proxy. Stockholders who have instructed their broker to vote their shares of common stock must follow their broker’s directions in order to change those instructions. You may also attend the Annual Meeting in person instead of submitting a proxy; however, please see the instructions above under “Voting of Shares Held in Street-Name” if you wish to vote such shares in person at the Annual Meeting.

Solicitation of Proxies

We will pay for all costs incurred in connection with the solicitation of proxies from our stockholders on behalf of our Board of Directors, including assembly, printing and mailing of this document, its related attachments and the proxy card. Our directors, officers and employees may solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders and enclosing separate proxy cards for each stockholder. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to stockholders and reduces our mailing costs.

For this Annual Meeting, a number of brokers with account holders who are stockholders of Achillion will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, or direct your written request to Achillion Pharmaceuticals, Inc., Attention: Mary Kay Fenton, Secretary, 300 George Street, New Haven, Connecticut 06511. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals for the 2011 Annual Meeting

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us at our principal office in New Haven, Connecticut not later than February 10, 2011 for inclusion in the Proxy Statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our Proxy Statement in accordance with Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary, Mary Kay Fenton, at our principal offices not later than 90 days nor more than 120 days prior to the first anniversary of our 2010 Annual Meeting of Stockholders. However, if the 2011 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2010 Annual Meeting of Stockholders, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the Board of Directors, to be properly presented at the 2011 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 31, 2010, or such date as indicated below, the table below indicates the shares of our common stock beneficially owned by (1) each of our directors, (2) our principal executive officer, our principal financial officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2009, whom we refer to collectively as our “named executive officers,” (3) all of our directors and executive officers as a group and (4) all persons known by us to beneficially own more than 5% of our outstanding stock.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

Except as otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder identified in the table has sole voting and investment power with respect to all shares listed opposite their names.

Percentage of common stock outstanding is based on 36,980,646 shares of our common stock outstanding as of January 31, 2010. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days of January 31, 2010 and shares of common stock issuable upon exercise of warrants, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, the address for each person is to the care of Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, Connecticut 06511.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders

Clarus Ventures, LLC(1) 101 Main Street, Suite 1210 Cambridge, MA 02142	5,677,499	14.83%

Janus Capital Management, LLC(2) 151 Detroit Street Denver, CO 80206	4,667,970	12.62

Funds affiliated with ProQuest Investments(3) 90 Nassau Street Fifth Floor Princeton, NJ 08542	3,340,381	8.84

Funds affiliated with Investor AB(4) Arsenalsgatan 8c S-103 32 Stockholm, Sweden	2,700,629	7.19

Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	2,380,414	6.44

Atlas Venture Fund V, L.P. and affiliated entities(6) 890 Winter St., Suite 320 Waltham, MA 02451	1,968,670	5.32

Directors and Named Executive Officers
Michael D. Kishbauch(7)	651,374	1.73%
Jason Fisherman, M.D.(8)	1,131,119	3.06
Nicholas Simon(1)	5,708,749	14.90
Milind S. Deshpande, Ph.D(9)	206,868	*
Mary Kay Fenton(10)	123,842	*
Elizabeth A. Olek, D.O.(11)	52,937	*
Gautam Shah, Ph.D(12)	94,280	*
Joseph Truitt(13)	25,000	*
Gary Frashier(14)	36,250	*
Michael Grey(15)	52,187	*
Dennis Liotta(16)	25,000	*
David I. Scheer(17)	102,936	*
Robert L. Van Nostrand(18)	39,687	*
David P. Wright(19)	39,687	*
All current executive officers and directors as a group (14 individuals)(20)	8,289,916	20.91%

*	Represents holdings of less than one percent of our outstanding stock.
(1)	Consists of 4,386,577 shares and 1,290,922 shares issuable upon the exercise of Common Stock Warrants. Under the terms of the Common Warrants, Clarus Ventures, LLC is not permitted to exercise a Common Warrant or any portion thereof if the number of shares of our common stock beneficially owned by such investor would exceed 19.99% of the number of shares of our common stock issued and outstanding, unless and until such limitation is no longer required by Nasdaq Marketplace Rules. Nicholas Simon, a director of Achillion, is a Managing Director of Clarus Ventures, LLC. Mr. Simon disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.

(2)	Consists of 4,667,970 shares held by Janus Capital Management. This information is from a Schedule 13G filed by Janus Capital Management on February 16, 2010 plus the purchase of 1,350,000 shares of our common stock in a public offering on January 27, 2010.
(3)	Consists of 1,689,035 shares and 537,885 shares issuable upon exercise of Common Stock Warrants held by ProQuest Investments IV and 844,519 shares, 268,942 shares issuable upon the exercise of Common Stock Warrants held by ProQuest Investments III. Under the terms of the Common Warrants, Proquest Investments IV and ProQuest Investments III are not permitted to exercise a Common Warrant or any portion thereof, if the number of shares of our common stock beneficially owned by such investor would exceed 19.99% of the number of shares of our common stock issued and outstanding, unless and until such limitation is no longer required by Nasdaq Marketplace Rules. This information is from a Schedule 13G filed by ProQuest Investments III, L.P. on February 9, 2010 less the sale of 20,200 shares of common stock by ProQuest Investments IV and the sale of 10,100 shares of common stock by ProQuest Investments III as confirmed by the ProQuest Investments on February 11, 2010.
(4)	Consists of 1,483,810 shares and 406,641 shares issuable upon exercise of Common Stock Warrants held by Investor Growth Capital Limited and 635,914 shares and 174,274 shares issuable upon the exercise of Common Stock Warrants held by Investor Group, L.P. Under the terms of the Common Warrants, Investor Growth Capital Limited and Investor Group, L.P. are not permitted to exercise a Common Warrant or any portion thereof, if the number of shares of our common stock beneficially owned by such investor would exceed 19.99% of the number of shares of our common stock issued and outstanding, unless and until such limitation is no longer required by Nasdaq Marketplace Rules. This information is from a Schedule 13G/A filed on January 22, 2010.
(5)	Consists of 2,380,414 shares held by Wellington Management, LLP. This information is from a Schedule 13F filed by Wellington Management on February 12, 2010 plus the purchase of 2,000,000 shares of our common stock in a public offering on January 27, 2010.
(6)	Consists of 25,900 shares held by Atlas Venture Entrepreneurs’ Fund V, L.P. and 1,942,770 shares held by Atlas Venture Fund V, L.P. This information is from a Schedule 13G filed by Atlas Venture Fund V, L.P. on February 12, 2010.
(7)	Consists of stock options to purchase 651,374 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(8)	Consists of 1,006,582 shares held by Advent Healthcare and Life Sciences II Limited Partnership, 78,372 shares held by Advent Healthcare and Life Sciences II Beteiligung GmbH & Co. KG, 22,326 shares held by Advent Partners HLS II Limited Partnership, 9,152 shares held by Advent Partners Limited Partnership and stock options to purchase 14,687 shares of our common stock currently exercisable or exercisable within 60 days of January 1, 2010 held by Jason Fisherman. Jason Fisherman, a director of Achillion, is a Managing Director of Advent Health Care Ventures. Dr. Fisherman disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.
(9)	Includes stock options to purchase 191,243 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(10)	Includes stock options to purchase 102,467 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(11)	Consists of stock options to purchase 50,937 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(12)	Includes stock options to purchase 88,030 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(13)	Consists of stock options to purchase 25,000 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(14)	Includes stock options to purchase 31,250 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(15)	Consists of stock options to purchase 52,187 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(16)	Consists of stock options to purchase 25,000 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(17)	Consists of stock options to purchase 39,687 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010 held by David Scheer and 63,249 shares of common stock held by Scheer Investment Holdings III, LLC. Mr. Scheer, a director of Achillion, is the managing member of Scheer Investment Holdings III, LLC. As such, he may be deemed to have sole or shared voting and investment power with respect to the shares held by Scheer Investment Holdings III, LLC. Mr. Scheer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(18)	Consists of stock options to purchase 39,687 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(19)	Consists of stock options to purchase 39,687 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010.
(20)	Includes stock options to purchase 1,382,486 shares of our common stock currently exercisable or exercisable within 60 days of January 31, 2010 and 1,290,922 shares issuable upon exercise of warrants.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at nine. There are three Class I Directors, three Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2010, 2011 and 2012, respectively, and until their respective successors are elected and qualified.

The persons named in the enclosed proxy will vote to elect as Class I Directors Dr. Liotta and Messrs. Scheer and Simon, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Each of the nominees is currently a member of our Board of Directors.

If they are elected, Dr. Liotta and Messrs. Scheer and Simon will each hold office until our annual meeting of stockholders in 2013 or until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information for each member of the Board of Directors, including the nominees for election as Class I Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2010 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Term Expiring in 2013 (Class I Directors)

Dennis Liotta, Ph.D., age 61. Dr. Liotta has served as a director of Achillion since December 2008. Dr. Liotta is the Samuel Candler Dobbs Professor of Chemistry at Emory University and has been a professor of organic chemistry at the university since 1976. Dr. Liotta is also a member of the scientific advisory boards of the following pharmaceutical companies: Chimerix, iThemba Pharmaceuticals and MetaStatix. He is also a member of the Board of Directors of privately-held Altiris Therapeutics, Inc. and NeurOp, Inc., pharmaceutical companies. Dr. Liotta received a B.A. from Queens College and a Ph.D. from the City University of New York. Dr. Liotta has extensive experience in multidisciplinary research and has focused on the discovery and development of novel antiviral and anticancer therapeutics. He is the inventor of record for several clinically important antivirals. Dr. Liotta has also served on numerous NIH Study Sections and has been a consultant to several major pharmaceutical firms. Dr. Liotta’s wealth of scientific knowledge adds significant value to our Board.

David I. Scheer, age 57. Mr. Scheer has served as Chairman of our Board since March 2010, as a director of Achillion since August 1998 and currently serves as chair of our nominating and corporate governance committee. Since 1981, Mr. Scheer has been President of Scheer & Company, Inc., a life sciences advisory firm which has originating and building companies in the life sciences as its principal focus, along with advisory services. Mr. Scheer is Chairman of the Board of Tengion, Inc., a biotechnology company, as well as privately-held biotechnology companies Optherion, Inc. and Aegerion Pharmaceuticals, Inc. Mr. Scheer is also on the Board of Directors of Connecticut United for Research Excellence, an educational and business advocacy network. Mr. Scheer is a member of the Advisory Board to the Harvard Malaria Initiative and to the Leadership Council for the Harvard School of Public Health. Mr. Scheer received an A.B., from Harvard College and a M.S. from Yale University. Mr. Scheer’s significant experience in business development, recruiting of management teams, capital formation and governance responsibilities complements our Board.

Nicholas Simon, age 55. Mr. Simon has served as a director of Achillion since August 2008 and currently serves on our compensation committee. Mr. Simon has served as a Managing Director of Clarus Ventures LLC, a life sciences venture capital firm, since February 2005. Prior to co-founding Clarus Ventures, Mr. Simon was General Partner of MPM Capital, LLP, a healthcare venture capital fund, from October 2001 to February 2005 and previously as Chief Executive Officer of Collabra Pharma, Inc., a pharmaceutical development company. Mr. Simon held various senior business development positions with Genentech, Inc., including Vice President of Business and Corporate Development, and held various sales and marketing positions with companies including Xoma Corporation, Cooper BioMedical, Inc., Bethesda Research Laboratories, Inc. and Amersham Corporation. Mr. Simon currently serves on the boards of directors of publicly-traded biotechnology companies Aryx Therapeutics, Avanir Pharmaceuticals and Poniard Pharmaceuticals, as well as privately-held biotechnology companies Pearl Therapeutics, QuatRx Pharmaceuticals, Sientra, Inc. and Verus Pharmaceuticals, Inc. Mr. Simon received a B.S. degree in microbiology from the University of Maryland and a M.B.A in marketing from Loyola University. Mr. Simon’s qualifications include several years in business and corporate development and sales and marketing as well as his venture capital and industry knowledge.

Directors Whose Terms Expire in 2011 (Class II Directors)

Michael G. Grey, age 57. Mr. Grey has served as a director of Achillion since November 2001 and currently serves on our audit committee. Mr. Grey has been a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Prior to joining Pappas Ventures, Mr. Grey served as President and Chief Executive Officer of Auspex Pharmaceuticals, a biotechnology company, from January 2009 to September 2009, as President and Chief Executive Officer of SGX Pharmaceuticals from January 2005 to August 2008, when SGX was acquired by Eli Lilly, and where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. From December 1998 to April 2001, he served as a director of Trega Biosciences, Inc., a biopharmaceutical company acquired by Lion Bioscience AG in 2001. Prior to joining Trega, from November 1994 to August 1998, Mr. Grey served as President of BioChem Therapeutics, Inc., a division of BioChem Pharma, Inc., a pharmaceutical company. During 1994, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical company. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, a pharmaceutical company, culminating in his position as Vice President, Corporate Development. Mr. Grey also serves on the Board of Directors of the pharmaceutical company Biomarin Pharmaceutical, Inc. Mr. Grey received a B.Sc. in Chemistry from the University of Nottingham, United Kingdom. Mr. Grey has over 35 years experience in the pharmaceutical and biotechnology industries including multiple chief executive officer roles. Mr. Grey’s broad operational and managerial expertise results in considerable contributions to our Board.

Michael D. Kishbauch, age 61. Mr. Kishbauch has served as our President, Chief Executive Officer and a director, since 2004. From September 1996 to July 2004, Mr. Kishbauch founded and served as President and Chief Executive Officer of OraPharma, Inc., a publicly traded, commercial-stage pharmaceutical company focused on oral health care, which was acquired by Johnson & Johnson in 2003. Prior to OraPharma, Inc., Mr. Kishbauch held senior management positions with MedImmune, Inc., a biopharmaceutical company. Mr. Kishbauch holds a M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in biology from Wesleyan University. Mr. Kishbauch has held senior management positions in the industry for several years. This extensive operational and strategic, product planning, promotion and management experience, along with his comprehensive knowledge of the industry adds significant value to our management team and our Board.

Robert L. Van Nostrand, age 53. Mr. Van Nostrand has served as a director of Achillion since April 2007 and currently serves as chair of our audit committee and as a member of our compensation committee. Mr. Van Nostrand has been Executive Vice President and Chief Financial Officer of Aureon Laboratories, Inc., a pathology life science company, since January 2010. Prior to joining Aureon Laboratories, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, a private biotechnology company, from July 2007 to September 2008 when the company was acquired. From May 2005 to July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc. a biotechnology company, where he previously served as Vice President and Chief Financial Officer from December 1996 through May 2005 and as Vice President, Finance and Administration prior to that. He also served as OSI’s Treasurer from March 1992 to May 2005 and Secretary from March 1995 to January 2004. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte and Touche. Mr. Van Nostrand is on the Board of Metabolix, Inc., a biotechnology company. Mr. Van Nostrand was the former Chairman of the New York Biotechnology Association, is on the Cold Spring Harbor DNA Learning Center Corporate Advisory Board and is on the Foundation Board of Farmingdale University. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York and he completed advanced management studies at the Wharton School of the University of Philadelphia, Pennsylvania. He is a Certified Public Accountant. Mr. Van Nostrand’s vast industry experiences as well as his expertise in financial operations, transactions and risk management make him a significant contributor to our Board.

Directors Whose Terms Expire in 2012 (Class III Directors)

Jason S. Fisherman, M.D., age 53. Dr. Fisherman has served as a director of Achillion since March 2000 and currently serves on our nominating and corporate governance committee. Since 2007 Dr. Fisherman has been a Managing Director of Advent Healthcare Ventures, a life science venture capital firm he co-founded in 2007. From 2002 to 2007, Dr. Fisherman was a Managing Director of Advent International, a global private equity firm where he also held various other positions from 1994-2002. Prior to Advent, Dr. Fisherman served for four years as Senior Director of Medical Research for Enzon Pharmaceuticals and previously managed the clinical development of a number of oncology drugs at the National Cancer Institute. Dr. Fisherman is currently a director of several private biopharmaceutical companies. Dr. Fisherman received his B.A. from Yale University, his M.D. from the University of Pennsylvania and his M.B.A. from the Wharton School of the University of Pennsylvania. Dr. Fisherman’s qualifications include his scientific experience, including drug research and clinical development, as well as his venture capital management experience and knowledge of the industry.

Gary E. Frashier, age 73. Mr. Frashier has served as a director of Achillion since March 2008 and currently serves as chair of our compensation committee and a member of our nominating and corporate governance committee. Mr. Frashier, through his company Management Associates, has been a strategic consultant to emerging growth companies in the life sciences field since 2000. From 1990 until September 1998, he served as Chief Executive Officer of OSI Pharmaceuticals, Inc., a biotechnology company, and from January 1997 until September 2000, as its Chairman of the Board. From 1987 until 1990, he served as President and CEO of Genex Corporation, a protein engineering company, and from 1984 until 1987, as Chairman and CEO of Continental Water Systems, Inc., a manufacturer and marketer of equipment to produce high purity water used by the pharmaceutical, medical, electronics and research industries. Mr. Frashier also served as Executive Vice President of Millipore Corporation, a provider of products and services to biopharmaceutical, manufacturing, clinical, analytical and research laboratories, and President of Millipore’s Waters Associates subsidiary. Mr. Frashier also serves on the Board of Directors of Alseres Pharmaceuticals, Inc. and Tekmira Pharmaceuticals Corp., as well as privately-held American Stem Cell, Inc. Mr. Frashier received a B.S in Chemical Engineering from Texas Tech University and received his M.B.A. from the Massachusetts Institute of Technology. Mr. Frashier’s qualifications include extensive managerial, manufacturing and merger and acquisition experience as a chief executive officer and consultant in the industry, all of which enhances his value on our Board.

David P. Wright, age 62. Mr. Wright has served as a director of Achillion since August 2007 and currently serves on our audit committee. Mr. Wright has been President and Chief Executive Officer of PharmAthene, Inc., a biodefense company, since July 2003. Prior to joining PharmAthene, Inc. he served as President and Chief Operating Officer of GenVec Inc., a biopharmaceutical company, from January 2002 through January 2003. He also served as President and Chief Business Officer of Guilford Pharmaceuticals, a pharmaceutical company, from January 2000 through January 2002 and as Executive Vice President for MedImmune, Inc., a biotechnology company, from 1990 to 2000. Additionally, he has held various marketing and sales positions at pharmaceutical companies including Smith-Kline & French, G.D. Searle and Glaxo. Mr. Wright received a M.A. in Speech Pathology and Audiology from the University of South Florida. Mr. Wright has nearly forty years experience in the pharmaceutical and biotechnology industries. Mr. Wright brings extensive commercial experience in sales and marketing of new products, strategic planning, and operational skills to our Board.

Board Recommendation

The Board of Directors believes that the election of Dr. Liotta and Messrs. Scheer and Simon to serve as Class I directors is in the best interests of Achillion and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO

THE 2006 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors has approved an amendment to our 2006 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP from 250,000 shares to 500,000 shares.

As of March 31, 2010, 181,852 shares have been purchased under the ESPP and 68,148 shares remain available for purchase under the ESPP. During the year ended December 31, 2009, a total of 112,817 shares were purchased by employees under the ESPP.

As of March 31, 2010, we had a total of 38,521,896 shares of common stock outstanding and 42 employees eligible to participate in the ESPP.

The ESPP was adopted by our Board of Directors in May 2006, amended in September 2006 and approved by our stockholders in September 2006. The ESPP was further amended by our Board of Directors in March 2010 to address the issuance of final regulations under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The proposed amendment is intended to ensure that our compensation is competitive and that we are able to continue to provide sufficient equity incentives to attract, motivate and retain highly qualified and experienced employees.

2006 Employee Stock Purchase Plan

The following description of the ESPP is a summary and is qualified in its entirety by the full text of the plan, as proposed to be amended, which is attached as Appendix A to this proxy statement.

Administration

The ESPP is administered by our Board of Directors or by a committee appointed by our Board.

Eligibility

All our employees, including directors who are employees are eligible to participate in any one or more of the offerings to purchase common stock under the ESPP provided that they are employed for more than 20 hours a week and for more than five months in a calendar year; they have been employed for at least six months and they are our employees on the first day of the applicable plan period.

No employee may be granted an option hereunder if the employee, immediately after the option is granted, would own 5% or more of our common stock.

Offerings

We make offerings to employees to purchase stock under the ESPP which begin each December 1 and June 1, or the first business day thereafter. Each offering consists of a six-month period during which payroll deductions are made and held for the purchase of common stock at the end of the plan period. Our board may, in its discretion, choose a different plan period of twelve (12) months or less for subsequent offerings. Employees may authorize payroll deductions of up to 15% of their compensation for the purchase of stock under the ESPP and may decrease or discontinue their payroll deductions once during any plan period but may not increase their payroll deductions during a plan period.

Common stock is purchased by participating employees at a price per share equal to the lesser of:

•	85% of the closing price of the Company’s common stock on the first business day of the plan period; or

•	85% of the closing price of the Company’s common stock on the exercise date.

Limitations

A participant’s right to purchase common stock under our ESPP is limited under Section 423 of the Code. Participants may purchase on the last business day of each plan period, at the applicable purchase price, up to a whole number of shares of common stock determined by multiplying $2,083 by the number of full months in the plan period and dividing the result by the closing price on the offering commencement date; provided, however, that no employee may be granted an option which permits his or her rights to purchase common stock under this or any other ESPP of the Company to accrue at a rate which exceeds $25,000 of the fair market value of our common stock (determined as of the offering commencement date) for each calendar year in which the option is outstanding at any time.

Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under this ESPP, (ii) the share limitations set forth as noted above, and (iii) the option price shall be appropriately and equitably adjusted in a manner determined by the Board of the Committee.

Reorganization Events

In connection with a reorganization event, our Board of Directors may: (i) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation, (ii) upon written notice to employees, provide that all outstanding options will be terminated as of the effective date of the reorganization event and that all outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee and such date shall not be less than ten (10) days preceding the effective date of the reorganization event, (iii) upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to an employee equal to (A) the per share cash payment price times the number of shares of common stock subject to the employee’s option (to the extent the option price does not exceed the per share cash payment price) minus (B) the aggregate option price of such option, in exchange for the termination of such option, (v) provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (net of the option price thereof) and (vi) any combination of the foregoing.

Under the ESPP, a reorganization event generally means (a) any merger or consolidation of the Company with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of our common stock for cash securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

Amendment and Termination

The Board may amend or terminate the ESPP at any time however, if the approval of any such amendment by our shareholders is required by Section 423 of the Internal Revenue Code, the amendment shall not be effected without obtaining such approval, and in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code. Upon termination of the ESPP, all amounts in the accounts of participating employees will be promptly refunded.

Federal Income Tax Information

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that approval of the 2006 Employee Stock Purchase Plan Amendment is in our best interest and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN

The Board of Directors has approved an amendment to the 2006 Stock Incentive Plan, referred to herein as the 2006 Plan, subject to stockholder approval. The purpose of the amendment is to increase by 3,000,000 the number of shares of common stock reserved for issuance under the 2006 Plan from 3,422,748 shares to 6,422,748 shares.

As of March 31, 2010, options to purchase 3,339,690 shares of common stock were outstanding under the 2006 Plan and the 1998 Stock Option Plan and 642,937 have been exercised. The weighted average exercise price of the outstanding options at March 31, 2010 was $4.09 and the weighted average remaining contractual life was 7.7 years. As of March 31, 2010 there were no restricted shares, restricted stock units or stock appreciation rights outstanding under either the 2006 Plan or the 1998 Stock Option Plan. We no longer grant stock options or other awards under the 1998 Stock Option Plan.

As of March 31, 2010, we had a total of 38,521,896 shares of common stock outstanding and 51 individuals eligible to receive awards under the 2006 Plan, including our executive officers and non employee directors.

We utilized a subscription compensation survey to obtain information about the use of equity to compensate employees of life science companies of similar size and at a similar stage of development. Burn rate is a term used to describe annual equity usage stated as the number of shares granted during the fiscal year as a percent of total common shares issued and outstanding at fiscal year end. According to the subscription survey, the industry average of burn rates for publicly traded life science companies with fewer than 150 employees and annual revenue between $0 to $25 million range from 3.2 to 4.5%. Our proposed increase of 3,000,000 shares was derived using an approximate burn rate of 4% over a two year period.

The purpose of the 2006 Plan is to advance our stockholders’ interests by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of our stockholders.

The Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.

2006 Stock Incentive Plan

The following description of the 2006 Plan is a summary and is qualified in its entirety by the full text of the plan, as proposed to be amended, which is attached as Appendix B to this proxy statement.

Administration and Delegation

The 2006 Plan is administered by our Board of Directors who have the authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2006 Plan as it deems advisable. To the extent permitted by applicable law, our board may delegate any or all of its powers under the 2006 Plan to one or more committees or subcommittees of the Board or to one or more of our officers, the power to grant awards to our employees or officers or any of its present or future subsidiary corporations and to exercise such other powers under the 2006 Plan as our Board of Directors may determine, provided that our Board of Directors shall fix the terms of the awards to be granted by such officers (including the exercise price of such awards) and the maximum number of shares subject to awards that the officers may grant. No officer shall be authorized to grant awards to any of our executive officers.

Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards under the 2006 Plan. We refer to these as “Awards.” Each person who receives an Award under the 2006 Plan is deemed a “Participant.”

The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the 2006 Plan is 750,000 per calendar year.

Number of Shares

The 2006 Plan initially authorized the issuance of 750,000 shares of common stock with an annual increase in shares reserved on the first day of each fiscal year beginning in fiscal year 2007 and ending on the second day of the fiscal year 2010 in amount equal to the lowest of (i) 750,000 shares of common stock, (ii) the number of shares of common stock that, when added to the number of shares of common stock already reserved under the 2006 Plan, equals 5% of our outstanding shares on such date or (iii) an amount determined by our Board, such annual increase is commonly referred to as an “evergreen provision.”

Pursuant to the evergreen provision, an additional 2,672,748 shares were made available for purchase under the 2006 Plan between 2007 and 2010. As this evergreen provision expired on the second day of 2010, any future shares reserved for issuance under the plan require stockholder approval.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, is settled in cash or results in any common stock not being issued, the unused common stock covered by such Award shall again be available for the grant of Awards under the 2006 Plan. Further, shares of common stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the 2006 Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the 2006 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Types of Awards

The 2006 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Incentive and Nonstatutory Stock Options. An Option is an award where the recipient receives the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Our employees may receive “incentive stock options” as defined in Section 422 of the Internal Revenue Code. An Option that is not intended to be an incentive stock option is a “nonstatutory stock option”.

Our board establishes the exercise price of each Option and specifies such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value on the date the Option is granted. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board specifies in the applicable option agreement.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted Stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Unit Awards. Restricted Stock Unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

Other Stock-Based Awards. Under the 2006 Plan, the Board of Directors has the right to grant other awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Awards

Under the 2006 Plan, Restricted Stock Awards and Other Stock Unit Awards may be made subject to the achievement of performance goals, which we refer to herein as “Performance Awards.”

Performance Measures. For any Award that is intended to qualify as performance-based Compensation under Section 162m of the Code, our Compensation Committee must specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by our Compensation Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as our Board may determine. Performance Awards that are intended to qualify as performance-based compensation may be adjusted by the Committee downwards, but not upwards, the cash or number of shares payable pursuant to such Award. Our Compensation Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant. Our Compensation Committee may impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for performance-based compensation.

Administration

Transferability of Awards. Except as our Board may otherwise determine or provide in an Award, Awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of a Participant, shall be exercisable only by such Participant.

Documentation. Each Award shall be evidenced in such form as our Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the 2006 Plan.

Board Discretion. Except as otherwise provided by our 2006 Plan, each Award may be made alone or in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

Termination of Status. Our Board shall determine the effect on an Award in the event of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an Award. We may decide to satisfy withholding obligations through additional withholding on salary or wages.

Amendment of Award. Our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted in connection with a reorganization event.

Conditions on Delivery of Stock. We are not obligated to deliver any shares of common stock pursuant to the 2006 Plan or remove restrictions from shares previously delivered under the 2006 Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Repricing. Pursuant to an amendment by our Board of Directors, effective March 2010, the 2006 Plan provides that any repricing of Awards must be approved by our stockholders.

Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the 2006 Plan, (ii) the per participant limit set forth in the 2006 Plan, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, will be appropriately and equitably adjusted in a manner determined by our Board.

Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a reorganization event, our Board will take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as our Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation, (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of common stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a reorganization event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such Restricted Stock Award. Upon the occurrence of a reorganization event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

Under the 2006 Plan a reorganization event generally means (a) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

Plan Benefits As of March 31, 2010, approximately 51 persons were eligible to receive awards under the 2006 Plan, including our five executive officers and eight non-employee directors. The granting of awards under the 2006 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 21, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $2.65.

Amendment of the 2006 Plan. The Board may amend, suspend or terminate the 2006 Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval or listing requirement shall become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2006 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to our company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section  162(m) of the Code.

Board Recommendation

The Board of Directors believes that adoption of the Amendment to the 2006 Stock Incentive Plan to increase the number of shares available for issuance thereunder from 3,422,748 shares to 6,422,748 shares is in the best interests of Achillion and the best interests of our stockholders, and therefore, recommends a vote FOR this proposal.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2002. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2010 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of Achillion and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2009 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2011 Annual Meeting

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us at our principal office in New Haven, Connecticut not later than February 10, 2011 for inclusion in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be received by our Secretary at our principal offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders. The advance notice provisions of our by-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.achillion.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, Connecticut 06511. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Achillion and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee management of the company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to senior executives and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director only qualifies as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Frashier, Grey, Scheer, Simon, Van Nostrand, Wright or Drs. Fisherman or Liotta has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule  4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to our board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the full board. In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers the criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest, the ability to act in the interests of all stockholders and whether the candidate enhances the diversity of our board. Nominees are not discriminated against on the basis of race, religion, national origin, gender or any other basis as prescribed by law. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director and views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional concepts such as race or gender. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Secretary, Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, Connecticut 06511. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria, as for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals for the 2011 Annual Meeting.”

Board Leadership Structure

In March 2010, we elected Mr. Scheer to serve as our Chairman of the Board. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer to focus on our business, while allowing the Chairman of the Board to fulfill a fundamental leadership role of providing advice to and independent oversight of our Board.

Our Chief Executive Officer devotes a substantial amount of time and effort to his position in the current business environment. The Chairman of the Board role requires significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow. Our Board is committed to practicing good corporate governance and believes that having an independent non-executive director serving as Chairman is the appropriate leadership structure for our Company.

Our Chairman of the Board is responsible for the smooth functioning of our Board and enhancing its effectiveness. Our Chairman will guide the process of our Board, provide input on agenda items, and preside at Board meetings. Our Chairman will also act as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters.

Board of Directors’ Role in Risk Oversight

Our Board of Directors plays an important role in risk oversight directly and through its Committees. In particular, the Board meets regularly with and is updated by our executive officers on areas of material risk to the Company, including strategic planning, financial, regulatory, legal and operational updates. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at the meeting. The Board is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate Board committee.

Our Audit Committee is responsible for oversight of our financial processes and for monitoring our internal controls over financial reporting, disclosure controls and procedures, our risk management and investment policies and our code of business conduct and ethics. The Audit Committee meets regularly with management and our independent registered accounting firm and addresses risks as the Audit Committee deems appropriate.

Our Compensation Committee monitors risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Committee’s responsibilities include annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, making recommendation to our Board with respect to the compensation of our other executive officers, overseeing an annual evaluation of our executives and reviewing our compensation policies and procedures in general.

Our Nominating and Corporate Governance Committee reviews and assesses the adequacy and risks associated with our corporate governance policies, indentifies and recommends appropriate individuals to be nominated to our Board and oversees an annual evaluation to determine if our committees are functioning effectively.

Board Meetings and Attendance

Our Board of Directors held nine meetings, either in person or by teleconference, during the year ended December 31, 2009, or fiscal 2009. During fiscal 2009, each of our current directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

Our Corporate Governance Guidelines provide that our directors are expected to attend the annual meeting of stockholders. In 2009, all of our current directors attended the annual meeting of stockholders except for Dr. Liotta and Mr. Frashier.

Board Committees

Our Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance, each of which operates under a written charter that has been approved by the Board of Directors. Current copies of each of our committee’s charter are posted on the Corporate Governance section of our website, www.achillion.com.

Our Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	preparing the Audit Committee Report required by SEC rules;

•	considering the adequacy of our internal accounting controls, critical accounting policies and audit procedures; and

•	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by our independent registered public accounting firm.

The members of our Audit Committee are Messrs. Grey, Van Nostrand and Wright. Mr. Van Nostrand chairs the Audit Committee. Our Board of Directors has determined that Mr. Van Nostrand is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee held eight meetings, either in person or by teleconference, during fiscal 2009.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering discretionary cash bonus awards and our equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing annually with senior executives our “Compensation Discussion and Analysis”; and

•	preparing the report of the Compensation Committee required by SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining compensation are described below in “Compensation Discussion and Analysis” under the heading “Compensation Processes.”

The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services. Additionally, the Compensation Committee may delegate authority to one or more subcommittees as it deems appropriate.

The members of our Compensation Committee are Messrs. Frashier, Simon and Van Nostrand. Mr. Frashier chairs the Compensation Committee. Our Compensation Committee held four meetings, either in person or by teleconference, during fiscal 2009.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”. The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

The members of our Nominating and Corporate Governance Committee are Dr. Fisherman and Messrs. Frashier and Scheer. Mr. Scheer chairs the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held one meeting by teleconference during fiscal 2009.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board, Lead Director or Chairman of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, CT 06511-6624.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer and corporate controller. We have posted a copy of the code on our website, www.achillion.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers of, our code.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The primary objective of the Compensation Committee of our Board of Directors with respect to executive compensation is to attract, retain and motivate the best possible executive talent. The Compensation Committee strives to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve this objective, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, business development, financial and operational performance.

Compensation Processes

The Compensation Committee is responsible for reviewing and monitoring the compensation of our chief executive officer and our other named executive officers. Our chief executive officer makes recommendations regarding compensation to the Compensation Committee. Our chief executive and chief financial officer develop these recommendations by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry. We believe that the information provided by these surveys provides us with an appropriate starting place for compensation benchmarks, because many of the companies included in these surveys have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from a group of companies that are in a similar industry, located in a similar geographic region, have a similar number of employees and that are at a similar stage of development as our company. The subscription compensation surveys and the publicly available compensation data that we examined and used as a peer group to set compensation for our chief executive officer and our other named executive officers consisted of, among others, the following companies:

Acceleron Pharma	Concert Pharmaceuticals	Locus Pharmaceuticals
Adolor	Cylex	Macrogenics
Akros Pharma	Drais Pharmaceuticals	Merrimack Pharmaceuticals
Alphavax Human Vaccines	Enanta Pharmaceuticals	Metabolix
Altus Pharmaceuticals	Envivo Pharmaceuticals	Panacea Pharmaceuticals
Anika Therapeutics	Epicet	Pennwest Pharmaceuticals
Antigenics	Epix Pharmaceuticals	Pharmasset
Archemix	Genvec	Rib-X Pharmaceuticals
Aveo Pharmaceuticals	Hydra Biosciences	Savient Pharmaceuticals
Biodel	Idenix Pharmaceuticals	Synta Pharmaceuticals
Celldex Therapeutics	Idera Pharmaceuticals	Targacept
Chimerix	Inotek Pharmaceuticals	Tengion
CombinatorRx	Intrexion	Vion Pharmaceuticals

Our Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with the mean of the companies with a similar number of employees and in a similar stage of development represented in the compensation data that we review.

We operate within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills and the relative need within Achillion for someone with those skills.

We have implemented, and the Compensation Committee has approved, an annual performance review process under which annual performance objectives are determined and set forth in writing at the beginning of each calendar year for the corporation as a whole, for each individual executive and by extension, the functional department that each executive oversees. Annual corporate goals are proposed by senior executives and approved by the Board of Directors at the beginning of each calendar year. These corporate goals target the achievement of specific research, clinical, regulatory, business development and financial and operational milestones. Individual and department goals are proposed by each executive and approved by the chief executive officer during the first quarter of each calendar year. Annual individual and department goals focus on contributions which facilitate the achievement of the corporate goals. The chief executive officer’s goals and our named executive officers individual goals are reviewed and approved by the Compensation Committee.

During the last two months of the calendar year, our chief executive officer, other senior executives and the Compensation Committee evaluate individual, department and corporate performance against the written goals for the completed year. Annual salary increases, annual bonuses and annual stock option awards granted to our employees are tied to the achievement of these goals. Consistent with our compensation philosophy, each non-executive employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance, and, in some cases, input from others within the company. This process leads to a recommendation by senior executives for annual employee salary increases, annual stock option awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. Our executive officers, other than the chief executive officer, are evaluated by the chief executive officer, who submits recommendations for salary increases, bonuses and stock option awards to the Compensation Committee for review and approval. In the case of the chief executive officer, individual performance evaluation is evaluated by the Compensation Committee and the Compensation Committee determines his salary increases, bonuses and stock option awards. For all employees, including our executive officers, annual base salary increases, to the extent granted, are implemented effective the first day of the new calendar year.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries for our executives and non-executive employees are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should generally target the mean of the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance review process and increased for merit, as determined through an assessment of each employee’s or executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If we identify significant market changes in our data analysis, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an employee’s or executive’s role or responsibilities.

In December 2009, our Compensation Committee approved an increase in non-executive employee aggregate base salaries of 4.5% based upon merit and alignment of base salaries with market levels for similar positions in comparable companies. Executive base salaries were also increased between 4.5% to 9% in December 2009. The increases to our executives’ salaries were similarly based upon both merit and alignment of base salaries with market levels for similar positions in comparable companies. For example, our chief financial officer and chief medical officer received salary increases at a rate of 9%. This was based upon a review of comparable positions in life science companies of similar size to Achillion which identified that our chief financial officer’s and chief medical officer’s prior base salaries were below the average range of executives in similar positions.

Annual Performance-Based Cash Bonus

Our compensation program includes eligibility for an annual performance-based discretionary cash bonus. Our Board of Directors has established cash bonus targets for different positions or ranks of employees within our organization that range from 5% to 50%. The Board and Compensation Committee have discretion to adjust these targets. The amount of the cash bonus paid depends on the level of achievement of the stated corporate, department and individual performance goals. The current target annual performance-based cash bonus percentage is 30% of base salary for all executives, other than our chief executive officer and is 50% of base salary for our chief executive officer. In its discretion, the Compensation Committee may award bonus payments to our executives above or below the target amount, particularly in cases in which goals are not achieved or exceeded.

In December 2009, during the annual review process, our Compensation Committee elected to defer its assessment with respect to 2009 cash bonuses to the first quarter of 2010. The deferral was based on (i) our recent reduction in force, (ii) our limited cash resources, and (iii) pending clinical data which, if positive, would have a positive impact on our market capitalization.

In February 2010, our Compensation Committee revisited the topic of annual bonuses, giving consideration to both scientific and business accomplishments that were completed during the intervening period. The Committee approved aggregate cash bonus compensation equal to approximately 100% of target for non-executive employees and for executives. In making its determination of bonus compensation, the Compensation Committee considered the quantification of annual goal achievement for the organization as a whole, which totaled approximately 100%, as well as the quantification of annual goal achievement by individual executives, which totaled between 99% and 104%. In determining this quantification of annual goal achievement for 2009, management and the Compensation Committee considered, among other objectives, the completion of the following achievements and the level of effort applied towards each during 2009:

(i)	the degree of advancement of our three HCV drug candidates, including demonstrating clinical proof-of-concept for ACH-1625, completing a positive FDA consultation for ACH-1095, and nominating a new clinical compound, ACH-2684;

(ii)	the completion of financing transactions that provided incremental cash resources to the Company and enhanced shareholder liquidity;

(iii)	on-time completion of key objectives, despite a mid-year reduction-in-force that reduced headcount by over 20%;

(iv)	the signing of the Company’s first licensing transaction for elvucitabine;

(v)	the over 450% increase in the Company’s market capitalization from the beginning of the fiscal to the end of the fiscal year.

Equity-Based Awards

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by all our employees in equity-based awards. Our 2006 Stock Incentive Plan allows for the grant to employees, including executive officers, of stock options, restricted stock and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual performance-based equity grants as part of our overall annual compensation review. Our Board of Directors has delegated authority to our Compensation Committee to make initial new employee equity grants, as well as annual grants of options to all of our employees. Occasionally, upon promotion or other circumstances, the Compensation Committee may grant awards at other times during the year.

Initial Stock Option Awards. Executives and other employees who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter for the following three years. The size of the initial stock option award is determined based on the employee’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review.

Restricted Stock Awards. While both our 1998 Stock Option Plan and 2006 Stock Incentive Plan permit the issuance of restricted stock awards, no such restricted stock awards have been issued to date, except that prior to our initial public offering, we granted options that were exercisable immediately for shares of restricted stock that vested over a specified period of time. The Compensation Committee may, in the future, issue restricted stock awards in order to achieve its compensation plan objectives.

Annual Stock Option Awards. Our practice is to grant annual stock option awards as part of our overall compensation review process program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set in an amount required to maintain the employee group as a whole, and executives as a subset, at or near competitive median levels for companies represented in the compensation data we review. As part of the year-end compensation review by our Compensation Committee, our senior executives recommend and the Compensation Committee approves, a pool of options to be granted to employees other than executive officers. The size of this pool is based upon the number of shares required to reach competitive levels of employee ownership for companies represented in the compensation data we review. In addition, our chief executive officer recommends and the Compensation Committee approves, certain option grants to executive officers. The size of those grants is based upon the number of shares required to reach mean levels of stock ownership for officers in similar positions within the companies represented in the compensation data we review.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) defined contribution plan. In particular circumstances, we also utilize cash signing bonuses when certain executives and non-executives join us. Such cash signing bonuses are typically repayable in full to the company if the recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an employee upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an employee to join our company in a position where there is high market demand. We did not award any signing bonuses in 2009.

In addition, we also reimburse Mr. Truitt for reasonable travel and living expenses incurred as a result of his commuting from Pennsylvania to our offices in Connecticut, as well as any income taxes associated with this reimbursement.

Termination Based Compensation

Severance. All of our named executive officers are entitled to receive severance payments under their employment agreements under certain circumstances. In setting the terms of such severance arrangements, the Compensation Committee recognizes that executives, especially highly-ranked executives, often face challenges securing new employment following termination. Further, in cases of change in control, the Compensation Committee believes such severance arrangements minimize operational disruption due to executive departures and help ensure smooth transition of the officer’s responsibilities. Our employment agreements with our named executive officers other than our chief executive officer provide for severance payments to such officers in an amount equal to twelve months base salary upon termination without cause, or upon resignation for good reason (including our requiring him or her to relocate such that his or her daily commute exceeds 60 miles) within 12 months following a change in control. Our chief executive officer’s employment agreement provides severance of eighteen months of base salary if his employment is terminated without cause, or if he resigns for good reason (including our requiring him or her to relocate such that his or her daily commute exceeds 60 miles) within 12 months following a change in control, or if he resigns due to our requiring him to relocate such that his daily commute exceeds 60 miles, whether or not in connection with a change in control. We believe that the severance packages of our executive officers are generally consistent with severance packages offered to similar executive officers of the companies of similar size to us represented in the compensation data we reviewed.

Acceleration of Vesting of Equity-Based Awards. Our employment agreements with our executive officers provide for the acceleration of vesting as to 100% of the original number of stock options granted to the officer if he or she is terminated for certain reasons after a change of control, which we refer to as “double trigger” acceleration. In addition, our employment agreements with our executive officers provide for the acceleration of vesting as to 25% of the original number of stock options granted to the executive upon the occurrence of a change of control regardless of whether the executive’s employment is terminated, which we refer to as “single trigger” acceleration. We believe that “single trigger” acceleration prevents an unintended windfall in the event of a friendly (non-hostile) change of control and provides an incentive for officers to remain with the company despite the uncertainties raised by a possible change of control, while the “double trigger” provides an incentive for officers to pursue change of control events that could result in a termination of the officer’s employment but are in the best interests of our stockholders.

Tax and Accounting Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors:

Gary E. Frashier, Chair

Robert Van Nostrand

Nicholas Simon

Executive Compensation

The following table shows the total compensation paid or accrued for the fiscal years ended December 31, 2009, 2008 and 2007 for our chief executive officer, our chief financial officer and our four other most highly compensated executive officers who served as executive officers during the year ending December 31, 2009. We refer to these officers as our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)		All Other Compensation ($)		Total ($)
Michael Kishbauch, Director, President and Chief Executive Officer	2009 2008 2007	377,750 363,000 363,000		333,700 114,053 445,046	188,875 108,900 127,050		5,626 10,531 10,531	(3) (4) (4)	905,951 596,484 945,627

Mary Kay Fenton, Vice President and Chief Financial Officer	2009 2008 2007	235,500 210,000 200,000		78,138 31,401 133,514	70,650 37,800 46,500		3,826 6,581 6,281	(5) (6) (7)	388,114 285,782 386,295

Milind Deshpande, Ph.D. Executive Vice President and Chief Scientific Officer	2009 2008 2007	303,190 288,000 264,602	(8)	141,000 61,357 178,019	90,957 51,975 66,000		4,841 8,921 8,239	(9) (10) (11)	539,988 410,253 516,860

Gautam Shah, Ph.D. Senior Vice President and Chief Compliance Officer	2009 2008 2007	278,930 265,000 253,000		78,138 31,401 133,514	83,679 47,817 60,720		4,477 8,231 7,871	(12) (13) (14)	445,224 352,449 455,105

Elizabeth Olek, D.O. Vice President and Chief Medical Officer	2009 2008 2007	252,000 240,000 9,231	(15)	78,138 39,702 181,343	75,600 68,200 25,000	(16) (17)	4,073 5,543 —	(18) (19)	409,811 353,445 215,574

Joseph Truitt, Vice President and Chief Commercial Officer	2009 2008 2007	263,000 — —		135,138 — —	78,900 — —		31,564 — —	(20)	508,602 — —

(1)	The amounts in this column reflect the aggregate grant date fair value of the option awards granted for the fiscal years ended December 31, 2009, 2008 and 2007, in accordance with ASC 718. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 13 to our audited financial statements for fiscal 2009, included in our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 11, 2010.

(2)	The amounts in this column reflect discretionary cash performance-based bonus awards approved by the Compensation Committee in December 2007, 2008 and February 2010 in connection with our annual performance review process and paid to our named executive officers in January 2008, 2009 and March 2010.

(3)	Represents $293 of life insurance premiums paid by Achillion and $5,333 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(4)	Represents $281 of life insurance premiums paid by Achillion and $10,250 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(5)	Represents $293 of life insurance premiums paid by Achillion and $3,533 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(6)	Represents $281 of life insurance premiums paid by Achillion and $6,300 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(7)	Represents $281 of life insurance premiums paid by Achillion and $6,000 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(8)	In connection with his promotion to Executive Vice President in June 2007, Mr. Deshpande’s annual base salary was increased from $254,300 to $275,000. In 2007, Dr. Deshpande was paid $264,602.

(9)	Represents $293 of life insurance premiums paid by Achillion and $4,548 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(10)	Represents $281 of life insurance premiums paid by Achillion and $8,640 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(11)	Represents $281 of life insurance premiums paid by Achillion and $7,958 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(12)	Represents $293 of life insurance premiums paid by Achillion and $4,184 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(13)	Represents $281 of life insurance premiums paid by Achillion and $7,950 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(14)	Represents $281 of life insurance premiums paid by Achillion and $7,590 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(15)	Ms. Olek’s employment commenced on December 3, 2007. This amount represents the salary paid to Ms. Olek during 2007. Ms. Olek’s annual salary per her employment agreement was $240,000.

(16)	Represents $43,200 for the 2008 annual performance-based cash bonus and $25,000 for the second half of Ms. Olek’s signing bonus.

(17)	Represents payment of the first half of Ms. Olek’s signing bonus.

(18)	Represents $293 of life insurance premiums paid by Achillion and $3,780 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(19)	Represents $281 of life insurance premiums paid by Achillion and $5,262 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan.

(20)	Represents $269 of life insurance premiums paid by Achillion, $2,529 in matching company contributions pursuant to Achillion’s 401(k) defined contribution plan, $21,433 for travel and living expense reimbursement incurred as a result of Mr. Truitt’s commuting from Pennsylvania to our offices in Connecticut and $7,333 for the income taxes associated with the reimbursement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding each grant of an award made to a named executive officer during fiscal 2009 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Name(4)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Options Awards (2) ($)
Michael Kishbauch Director, President and Chief Executive Officer	12/18/09	188,875	142,000	3.28	333,700

Mary Kay Fenton Vice President and Chief Financial Officer	12/18/09	70,650	33,250	3.28	78,138

Milind Deshpande, Ph.D. Executive Vice President and Chief Scientific Officer	12/18/09	90,657	60,000	3.28	141,000

Gautam Shah, Ph.D. Senior Vice President and Chief Compliance Officer	12/18/09	83,679	33,250	3.28	78,138

Elizabeth Olek, D.O. Vice President and Chief Medical Officer	12/18/09	75,600	33,250	3.28	78,138

Joseph Truitt Vice President and Chief Commercial Officer	01/05/09 12/18/09	78,900	100,000 33,250	0.82 3.28	57,000 78,138

(1)	Reflects the potential cash bonus that could have been earned under our 2009 annual performance review process. In its discretion, the Compensation Committee may, however, award bonus payments to our executives above or below the target amounts, particularly in cases in which certain goals are not achieved or exceeded. The amounts actually paid to the named executive officers for performance in 2009 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts reported in this column reflect the aggregate grant date fair value of awards computed in accordance with ASC 718.

(3)	These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

Information Relating to Equity Awards and Holdings

Fiscal Year 2009 Equity Awards

All of the stock option awards disclosed in the Grants of Plan-Based Awards table were awarded by our Compensation Committee as part of the annual option award grants to our officers and employees, except the January 5, 2009 award to Mr. Truitt which was awarded in connection with Mr. Truitt’s commencement of employment with the Company. These awards represent compensation for performance in 2009. All of the stock options in the Grants of Plan-Based Awards table were issued under our 2006 Stock Incentive Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning stock options on December 31, 2009, the last day of our fiscal year, for each of the named executive officers.

Option Awards
Name(5)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael Kishbauch Director, President and Chief Executive Officer	270,627 116,997 120,000 75,000 39,500 —	(1) (1) (2) (3) (4)	— — 40,000 75,000 118,500 142,000	(2) (3) (4) (5)	1.60 4.00 14.75 4.82 1.05 3.28	07/20/2014 12/20/2015 12/19/2016 12/14/2017 12/15/2018 12/18/2019

Mary Kay Fenton Vice President and Chief Financial Officer	10,625 13,125 36,750 22,500 10,875 —	(1) (1) (2) (3) (4)	— — 12,250 22,250 32,625 33,250	(2) (3) (4) (5)	1.60 4.00 14.75 4.82 1.05 3.28	12/16/2014 12/20/2015 12/19/2016 12/14/2017 12/15/2018 12/18/2019

Milind Deshpande, Ph.D. Executive Vice President and Chief Scientific Officer	12,500 18,750 13,125 16,250 34,500 29,937 30,000 21,250 —	(1) (1) (1) (1) (2) (6) (3) (4)	— — — — 11,500 17,963 30,000 63,750 60,000	(2) (6) (3) (4) (5)	1.60 1.60 1.60 4.00 14.75 5.41 4.82 1.05 3.28	12/18/2012 09/10/2013 12/16/2014 12/20/2015 12/19/2016 06/06/2017 12/14/2017 12/15/2018 12/18/2019

Gautam Shah, Ph.D. Senior Vice President and Chief Compliance Officer	11,875 6,250 13,125 16,500 22,500 10,875 —	(1) (1) (1) (2) (3) (4)	— — — 5,500 22,500 32,625 33,250	(2) (3) (4) (5)	1.60 1.60 4.00 14.75 4.82 1.05 3.28	05/26/2014 12/16/2014 12/20/2015 12/19/2016 12/14/2017 12/15/2018 12/18/2019

Elizabeth Olek, D.O Vice President and Chief Medical Officer	30,000 13,750 —	(7) (4)	30,000 41,250 33,250	(7) (4) (5)	4.91 1.05 3.28	12/06/2017 12/15/2018 12/18/2019

Joseph Truitt Vice President and Chief Commercial Officer	— —		100,000 33,250	(8) (5)	0.82 3.28	01/06/2019 12/18/2019

(1)	These options were immediately exercisable on the date of grant for shares of restricted stock which vest over a four year period with 25% of the shares vesting on the first anniversary of the date of grant and an additional 6.25% vesting at the end of each three-month period thereafter. As of December 31, 2009, all of the options were fully vested.

(2)	These options were granted on December 19, 2006. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(3)	These options were granted on December 14, 2007. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(4)	These options were granted on December 15, 2008. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(5)	These options were granted on December 18, 2009. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(6)	These options were granted on June 6, 2007. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(7)	These options were granted on December 6, 2007. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

(8)	These options were granted on January 5, 2009. The options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Michael D. Kishbauch

In July 2004, we entered into an employment agreement with Michael D. Kishbauch. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under the agreement, Mr. Kishbauch currently receives an annual base salary of $377,750, subject to adjustment at the discretion of our Board of Directors. In addition, Mr. Kishbauch is eligible to receive an annual performance bonus of up to 50% of his annual base salary, to be paid at the discretion of the Board of Directors if he achieves certain performance goals mutually agreed upon between the Board and Mr. Kishbauch. Mr. Kishbauch is also entitled to participate in all benefit programs available to our other employees, to the extent his position, salary, age and other qualifications make him eligible to participate. In connection with the execution of the agreement, we paid Mr. Kishbauch a signing bonus of $50,000 and granted him an option to purchase 270,627 shares of our common stock, which vested over four years.

Under the agreement, either we or Mr. Kishbauch may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Mr. Kishbauch may terminate the agreement (i) if we require him to relocate such that his daily commute exceeds 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Mr. Kishbauch terminates his employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate his employment upon 15 days notice, we are required to continue to pay Mr. Kishbauch his then-current salary until the earlier of 18 months following the date of employment termination or the date upon which Mr. Kishbauch commences full-time employment with another company, but in any event for at least 12 months. If Mr. Kishbauch terminates his employment as described in (i) or (ii) above or if we terminate his employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Mr. Kishbauch will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Mr. Kishbauch will vest and become immediately exercisable.

Mary Kay Fenton

In September 2003, we entered into an amended and restated employment agreement with Mary Kay Fenton, which was further amended in February 2006, December 2007 and March 2010. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under this agreement, Ms. Fenton currently receives an annual base salary of $235,500, subject to adjustment at the discretion of our Board of Directors. In addition, Ms. Fenton is eligible to receive an annual performance bonus of up to 30% of her annual base salary, to be paid at the discretion of the Board of Directors if she achieves certain performance goals. Ms. Fenton is entitled to participate in all benefit programs available to our other employees, to the extent her position, salary, age and other qualifications make her eligible to participate. In connection with the execution of the agreement, we granted Ms. Fenton an option to purchase 10,625 shares of our common stock, which vested over four years.

Under the agreement, either we or Ms. Fenton may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Ms. Fenton may terminate the agreement (i) if we require her to relocate such that her daily commute exceeds 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Ms. Fenton terminates her employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate her employment upon 15 days notice, we are required to continue to pay Ms. Fenton her then-current salary until the earlier of 12 months following the date of employment termination or the date upon which Ms. Fenton commences full-time employment with another company. If Ms. Fenton terminates her employment as described in (i) or (ii) above or if we terminate her employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Ms. Fenton will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Ms. Fenton will vest and become immediately exercisable.

Milind S. Deshpande, Ph.D.

In September 2003, we entered into an amended and restated employment agreement with Milind Deshpande, Ph.D., which was further amended in February 2006 and December 2007. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under this agreement, Dr. Deshpande currently receives an annual base salary of $303,190, subject to adjustment at the discretion of our Board of Directors. In addition, Dr. Deshpande is eligible to receive an annual performance bonus of up to 30% of his annual base salary, to be paid at the discretion of the Board of Directors if he achieves certain performance goals. Dr. Deshpande is entitled to participate in all benefit programs available to our other employees, to the extent his position, salary, age and other qualifications make him eligible to participate. In connection with the execution of the agreement, we granted Dr. Deshpande an option to purchase 18,750 shares of our common stock, which vested over four years.

Under the agreement, either we or Dr. Deshpande may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Dr. Deshpande may terminate the agreement (i) if we require him to relocate such that his daily commute exceeds 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Dr. Deshpande terminates his employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate his employment upon 15 days notice, we are required to continue to pay Dr. Deshpande his then-current salary until the earlier of 12 months following the date of employment termination or the date upon which Dr. Deshpande commences full-time employment with another company. If Dr. Deshpande terminates his employment as described in (i) or (ii) above or if we terminate his employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Dr. Deshpande will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Dr. Deshpande will vest and become immediately exercisable.

Gautam Shah, Ph.D.

In May 2004, we entered into an employment agreement with Gautam Shah, Ph.D., which was amended in February 2006 and December 2007. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under this agreement, Dr. Shah currently receives an annual base salary of $278,930, subject to adjustment at the discretion of our Board of Directors. In addition, Dr. Shah is eligible to receive an annual performance bonus of up to 30% of his annual base salary, to be paid at the discretion of the Board of Directors if he achieves certain performance goals. Dr. Shah is entitled to participate in all benefit programs available to our other employees, to the extent his position, salary, age and other qualifications make him eligible to participate. In connection with the execution of the agreement, we granted Dr. Shah an option to purchase 18,125 shares of our common stock, which vested over four years.

Under the agreement, either we or Dr. Shah may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Dr. Shah may terminate the agreement (i) if we require him to relocate such that his daily commute exceeds 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Dr. Shah terminates his employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate his employment upon 15 days notice, we are required to continue to pay Dr. Shah his then-current salary until the earlier of 12 months following the date of employment termination or the date upon which Dr. Shah commences full-time employment with another company. If Dr. Shah terminates his employment as described in (i) or (ii) above or if we terminate his employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Dr. Shah will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Dr. Shah will vest and become immediately exercisable.

Elizabeth Olek, D.O.

In November 2007, we entered into an employment agreement with Elizabeth Olek. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under this agreement, Ms. Olek currently receives an annual base salary of $252,000, subject to adjustment at the discretion of our Board of Directors. In addition, Ms. Olek is eligible to receive an annual performance bonus of up to 30% of her annual base salary, to be paid at the discretion of the Board of Directors if she achieves certain performance goals. Ms. Olek is entitled to participate in all benefit programs available to our other employees, to the extent her position, salary, age and other qualifications make her eligible to participate. In connection with the execution of the agreement, we paid Ms. Olek a signing bonus of $50,000 and granted Ms. Olek an option to purchase 60,000 shares of our common stock, which vests over four years.

Under the agreement, either we or Ms. Olek may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Ms. Olek may terminate the agreement (i) if we require her to relocate such that her daily commute exceeds 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Ms. Olek terminates her employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate her employment upon 15 days notice, we are required to continue to pay Ms. Olek her then-current salary until the earlier of 12 months following the date of employment termination or the date upon which Ms. Olek commences full-time employment with another company. If Ms. Olek terminates her employment as described in (i) or (ii) above or if we terminate her employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Ms. Olek will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Ms. Olek will vest and become immediately exercisable.

Joseph Truitt

In December 2008, we entered into an employment agreement with Joseph Truitt. The agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under this agreement, Mr. Truitt currently receives an annual base salary of $263,000, subject to adjustment at the discretion of our Board of Directors. In addition, Mr. Truitt is eligible to receive an annual performance bonus of up to 30% of his annual base salary, to be paid at the discretion of the Board of Directors if he achieves certain performance goals. In addition we will also reimburse Mr. Truitt for reasonable travel and living expenses incurred as a result of his commuting from Pennsylvania to our offices in Connecticut as well as any income taxes associated with this reimbursement. Mr. Truitt is entitled to participate in all benefit programs available to our other employees, to the extent his position, salary, age and other qualifications make him eligible to participate. In connection with the execution of the agreement, we granted Mr. Truitt an option to purchase 100,000 shares of our common stock, which vests over four years.

Under the agreement, either we or Mr. Truitt may terminate the agreement at any time upon at least 15 days prior written notice. In addition, Mr. Truitt may terminate the agreement (i) if we require him to relocate such that his daily commute is lengthened by 60 miles or (ii) for good reason within 12 months following a change in control or similar corporate transaction. If Mr. Truitt terminates his employment with us for either of the reasons described in (i) or (ii) above, or if we elect to terminate his employment upon 15 days notice, we are required to continue to pay Mr. Truitt his then-current salary until the earlier of 12 months following the date of employment termination or the date upon which Mr. Truitt commences full-time employment with another company. If Mr. Truitt terminates his employment as described in (i) or (ii) above or if we terminate his employment within 12 months following a change in control or similar corporate transaction, all of the stock options granted to Mr. Truitt will immediately vest and become exercisable. In addition, in the event we experience a change of control or similar corporate transaction, 25% of the original number of common shares subject to stock options held by Mr. Truitt will vest and become immediately exercisable.

Potential Termination and Change in Control Payments

Potential termination and change-in-control payments pursuant to the employment agreements assuming termination or change in control occurred on December 31, 2009 are set forth in the table below.

		Triggering Event
Name	Benefit	Change in Control (With or Without Termination of Employment) ($)		Termination Without Cause (other than following a change in control) ($)		Resignation For Good Reason or Termination Without Cause Within 12 Months Following a Change-in-Control ($)		Resignation Due to Requirement For Executive to Relocate (other than following a change in control) ($)
Michael Kishbauch	Severance Payments Market Value of Stock Vesting(2)	81,370	(3)	566,625 —	(1)	566,625 244,110	(1) (4)	566,625 —	(1)

	Total	81,370		566,625		810,735		566,625

Mary Kay Fenton	Severance Payments Market Value of Stock Vesting(2)	22,403	(3)	235,500 —	(1)	235,500 67,208	(1) (4)	235,500 —	(1)

	Total	22,403		235,500		277,208		235,500

Milind Deshpande, Ph.D.	Severance Payments Market Value of Stock Vesting(2)	43,775	(3)	303,190 —	(1)	303,190 131,325	(1) (4)	303,190 —	(1)

	Total	43,775		303,190		434,515		303,190

Gautam Shah, Ph.D.	Severance Payments Market Value of Stock Vesting(2)	22,403	(3)	278,930 —	(1)	278,930 67,208	(1) (4)	278,930 —	(1)

	Total	22,403		278,930		346,138		278,930

Elizabeth Olek, D.O.	Severance Payments Market Value of Stock Vesting(2)	28,325	(3)	252,000 —	(1)	252,000 84,975	(1) (4)	252,000 —	(1)

	Total	28,325		252,000		336,975		252,000

Joseph Truitt	Severance Payments Market Value of Stock Vesting(2)	57,250	(3)	263,000 —	(1)	263,000 229,000	(1) (4)	263,000 —	(1)

	Total	57,250		263,000		492,000		263,000

(1)	Represents a lump sum payment equal to up to twelve months of each executive’s base salary at the time of termination except in the case of Mr. Kishbauch for whom the amount represents a lump sum payment equal to eighteen months of base salary.

(2)	These awards would become vested and the value of the acceleration would be equal to the shares multiplied by the excess of the then current stock price over the exercise price of the options. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2009, or $3.11 per share.

(3)	Represents the acceleration of vesting as to 25% of the original number of common shares subject to options held by the executive.

(4)	Represents the acceleration of vesting as to 100% of the original number of common shares subject to options held by the executive.

Securities Authorized for Issuance Under Our Equity Incentive Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,319,638	(1)	$4.10	348	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,319,638			348

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 1998 stock option plan and our 2006 stock incentive plan.

(2)	Includes shares of our common stock issuable under our 2006 stock incentive plan.

Compensation of Directors

Under our Director Compensation Policy each of our non-employee directors receives (i) a fee of $2,000 for each Board meeting that such non-employee director attends in person, (ii) a fee of $1,000 for each Board meeting at which the director participates telephonically and (iii) reimbursement for all expenses incurred in attending Board and committee meetings. In addition, each non-employee director who is not affiliated with a venture capital firm that is a stockholder of Achillion receives an annual retainer of $25,000, payable in quarterly installments. Directors who serve on the Audit Committee, Compensation Committee or Nominating or Corporate Governance Committee receive a fee of $1,000 for each such committee meeting attended outside of a regularly scheduled meeting of the full Board. The Chairperson of the Audit Committee receives an additional annual retainer of $10,000 and each of the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $5,000.

In March 2010, in connection with the appointment of a Chairman of the Board, the Board of Directors approved a modification to the Company’s Director Compensation Policy to reflect that in addition to the $25,000 annual retainer each non-employer director receives, the Chairman of the Board will receive an additional $25,000 annual retainer.

In addition, subject to approval of the Board of Directors, each non-employee director receives (i) upon initial election to the Board of Directors, a nonstatutory stock option for the purchase of 25,000 shares of our common stock which vests immediately upon election and (ii) an annual stock option grant for the purchase of 20,000 shares of our common stock under our 2006 stock incentive plan, which vests over a four-year period. We do not compensate directors who are also our officers or employees for service as a director.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2009:

	Director Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Jason Fisherman, M.D.	12,000	47,000	—	59,000
Gary Frashier	43,000	47,000	—	90,000
Michael Grey	42,000	47,000	—	89,000
Dennis Liotta, Ph.D.	35,000	47,000	—	82,000
David Scheer	42,000	47,000	—	89,000
Nicholas Simon	13,000	47,000	—	60,000
Robert Van Nostrand	56,000	47,000	—	103,000
David Wright	42,000	47,000	—	89,000

(1)	The amounts in this column reflect the aggregate grant date fair value of the option awards granted for the fiscal year ended December 31, 2009, in accordance with ASC 718. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 13 to our audited financial statements for fiscal 2009, included in our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 11, 2010.

(2)	The number of shares underlying stock options granted to our directors in 2009 as of December 31, 2009 are:

Name	Grant Date	Number of Shares Underlying Stock Option Grants in 2009 (#)
Jason Fisherman, M.D.	12/18/2009	20,000
Gary Frashier	12/18/2009	20,000
Michael Grey	12/18/2009	20,000
Dennis Liotta, Ph.D.	12/18/2009	20,000
David Scheer	12/18/2009	20,000
Nicholas Simon	12/18/2009	20,000
Robert Van Nostrand	12/18/2009	20,000
David Wright	12/18/2009	20,000

(3)	The aggregate outstanding options for each non-employee director as of December 31, 2009 are:

Name	Aggregate Options Outstanding as of 12/31/09 (#)
Jason Fisherman, M.D.	55,000
Gary Frashier	65,000
Michael Grey	92,500
Dennis Liotta, Ph.D.	45,000
David Scheer	80,000
Nicholas Simon	65,000
Robert Van Nostrand	80,000
David Wright	80,000

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Frashier, Van Nostrand and Simon. No member of the Compensation Committee was at any time during 2009, or formerly, an officer or employee of ours or any subsidiary of ours. Messrs. Frashier and Van Nostrand have not had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Disclosure regarding Mr. Simon can be found on page 50 under the heading “Policies and Procedures Regarding Review, Approval or Ratification of Related Persons Transactions.”

No executive officer of Achillion has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2009 and discussed them with our senior executives and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with our independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of the Board of Directors

Robert Van Nostrand, Chair
Michael Grey
David Wright

Fees of Independent Registered Public Accounting Firm

Auditors’ Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. For fiscal 2009, audit fees include an estimate of amounts not yet billed.

Fee Category	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$412,885	$393,617
Audit-Related Fees(2)	—	—
Tax Fees(3)	23,800	18,400
All Other Fees(4)	1,515	1,500

Total Fees	$438,200	$413,517

(1)	Audit Fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting for fiscal year 2009, the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under Audit Fees.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to services provided for preparation of tax returns, claims for refunds and tax payment-planning services, accounted for the total tax fees billed in fiscal 2009 and 2008.

(4)	All Other Fees for fiscal 2009 and 2008 consists of a subscription to PricewaterhouseCooper’s online accounting research library.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

In fiscal 2009, there were no audit fees approved outside of the pre-approval process outlined above.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction since January 1, 2009, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

In accordance with our audit committee charter, members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which approval is required under applicable laws or regulations, including SEC and the NASDAQ Stock Market rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which we are a participant and the amount involved exceeds $120,000 and in which any of the following persons has or will have a direct or indirect interest:

•	our executive officers, directors or director nominees;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•

any person who is an immediate family member, as defined under Item 404 of Regulation S-K, of any of our executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock; or

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the audit committee reviews and investigates any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, our directors, officers and employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Under our Code of Business Conduct and Ethics, a director is required to promptly disclose to our Board of Directors any potential or actual conflict of interest involving him or her. In accordance with our Code of Business Conduct and Ethics, the Board of Directors will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

We have entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially owned more than 5% of our outstanding common stock at the time of these transactions, as well as affiliates or immediate family members of those directors, officers and stockholders. We believe that the terms of the transactions described below were no less favorable than those that we could have obtained from unaffiliated third parties.

Gilead

In November 2004, we entered into a license and collaboration arrangement with Gilead Sciences, Inc. (“Gilead”) to jointly develop and commercialize compounds for use in treating hepatitis C infection which inhibit viral replication through a specified novel mechanism of action, which was amended in September 2009. Commercialization efforts will commence only if such compounds are found to be commercially viable and all appropriate regulatory approvals have been obtained. In addition to being a collaboration partner, Gilead is also our shareholder. Prior to our public offering, Gilead purchased 5,364,174 shares of our series C-2 convertible preferred stock for an initial investment of $8 million. As of December 31, 2009, Gilead held 1,115,839 shares, representing 4% of total shares outstanding.

Nicholas Simon

On August 19, 2008, the Board of Directors elected Nicholas Simon as a Class I member to serve until the Company’s 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Mr. Simon is a managing director of Clarus Ventures LLC (“Clarus”). In connection with Clarus’ agreement to invest in Achillion, we agreed that Mr. Simon would be appointed to the Company’s Board of Directors upon a vacancy. On August 12, 2008, Clarus purchased units consisting of 5,163,689 shares of common stock and common stock warrants to purchase 1,290,922 shares of common stock for an aggregate purchase price of $15 million. In addition, pursuant to warrants issued to Clarus, Clarus had the right to purchase an additional 1,773,050 units between February 2009 and August 2009, all of which expired. Clarus is currently the beneficial owner of approximately 15% of our total issued and outstanding shares, excluding the shares that may be acquired upon exercise of the warrants held by Clarus.

Appendix A

ACHILLION PHARMACEUTICALS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Achillion Pharmaceuticals, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.001 par value (the “Common Stock”). 250,000* shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each September 1 and March 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on the later of (i) the first date that the Common Stock is publicly traded following the Company’s initial public offering (the “IPO Date”) or (ii) September 1, 2006, and shall end on February 28, 2007.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least five business days prior to the applicable Offering Commencement Date.

*	Adjusted to reflect the Company’s reverse stock split in connection with its initial public offering on October 24, 2006.

The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of 2%, 4%, 6%, 8%, 10% or 15% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) the largest number of whole shares of Common Stock of the Company as does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on the (i) first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal; provided that, with respect to the first Plan Period, the closing price on the Offering Commencement Date shall be the initial public offering price provided for in the underwriting agreement entered into by the Company in connection with the IPO. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by

Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Special Provisions for First Plan Period. The following provisions of this Section 23 shall apply with respect to the first Plan Period notwithstanding any provision of the Plan to the contrary:

Every eligible employee shall automatically become a participant in the Plan for the first Plan Period at the highest percentage of Compensation permitted under Section 5. No payroll deductions shall be required for the first Plan Period; however, a participant may, at any time after the effectiveness of the Plan’s Registration Statement on Form S-8, elect to have payroll deductions up to the aggregate amount which would have been credited to his or her account if a deduction of ten percent (10%) of the Compensation which he or she received on each pay day during the first Plan Period had been made (the “Maximum Amount”) or decline to participate by filing an appropriate subscription agreement.

Upon the automatic exercise of a participant’s option on the Exercise Date for the first Plan Period, a participant shall be permitted to purchase shares with (i) the accumulated payroll deductions in his or her account, if any, (ii) a direct payment from the participant, or (iii) a combination thereof; provided, however that the total amount applied to the purchase may not exceed the Maximum Amount.

24. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25. Effective Date and Approval of Shareholders. The Plan shall take effect on the IPO Date, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on May 15, 2006

Approved by the stockholders on September 21, 2006

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 1 To

2006 Employee Stock Purchase Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) Employee Stock Purchase Plan (the “Plan”), pursuant to Section 16 thereof, is hereby amended as follows:

Section 3 of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each December 1 and June 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on the later of (i) the first date that the Common Stock is publicly traded following the Company’s initial public offering (the “IPO Date”) or (ii) December 1, 2006, and shall end on May 31, 2007.”

Section 15(a) of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately and equitably adjusted in the manner determined by the Board or the Committee.”

Adopted by the Board of Directors: September 18, 2006

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 2 To

2006 Employee Stock Purchase Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) Employee Stock Purchase Plan (the “Plan”), pursuant to Section 16 thereof, is hereby amended as follows:

At the end of Section 2 of the Plan, the following additional paragraph is inserted:

“The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).”

Section 9(a) of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock of the Company determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the Offering Commencement Date) for each calendar year in which the Option is outstanding at any time.”

The following is inserted as Section 25 and the current Section 25 is renumbered as Section 26:

“25. Grants to Employees in Foreign Jurisdictions. The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.”

Adopted by the Board of Directors: March 9, 2010

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 3 To

2006 Employee Stock Purchase Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) 2006 Employee Stock Purchase Plan (the “Plan”), pursuant to Section 16 thereof, is hereby amended as follows:

The second sentence of the introductory paragraph of the Plan is hereby amended to insert five hundred thousand (500,000) in lieu of two hundred fifty thousand (250,000).

Adopted by the Board of Directors: March 9, 2010

Approved by the Stockholders: [                ] 2010

Appendix B

ACHILLION PHARMACEUTICALS, INC.

2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) Seven hundred and fifty thousand (750,000)* shares of Common Stock; plus

(2) an annual increase to be added on the first day of each of the Company’s fiscal years during the period beginning in fiscal year 2007 and ending on the second day of fiscal year 2010 equal to the lowest of (i)  750,000* shares of Common Stock, (ii) the number of shares of Common Stock that, when added to the number of shares of Common Stock already reserved under the Plan, equals 5% of the outstanding shares of the Company on such date or (iii) an amount determined by the Board.

Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (2) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 20% of the outstanding shares of the Company on the first day of the applicable fiscal year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 9, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 750,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

*	Such number has been adjusted to reflect the Company’s reverse stock split in connection with its initial public offering on October 24, 2006.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Achillion Pharmaceuticals, Inc., any of Achillion, Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Repricing. The Board may, without stockholder approval, amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option. The Board may also, without stockholder approval, cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights.

(a) General. The board may grant Awards consisting of a Stock Appreciation Right (“SAR”), entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price. The Board shall establish the grant price or exercise price of each SAR and specify such price in the applicable Award agreement; provided, however, that the grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

(d) Term. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement.

(e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to

Participant, or to any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 1 To

2006 Stock Incentive Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) 2006 Stock Incentive Plan (the “Plan”), pursuant to Section 11(d) thereof, is hereby amended as follows:

Section 9(a) of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately and equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.”

Adopted by the Board of Directors: September 18, 2006

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 2 To

2006 Stock Incentive Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) 2006 Stock Incentive Plan (the “Plan”), pursuant to Section 11(d) thereof, is hereby amended as follows:

Section 5(g) of the Plan is hereby deleted in its entirety.

Adopted by the Board of Directors: March 9, 2010

ACHILLION PHARMACEUTICALS, INC.

Amendment No. 3 To

2006 Stock Incentive Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) 2006 Stock Incentive Plan (the “Plan”), pursuant to Section 11(d) thereof, is hereby amended as follows:

Section 4(a)(1) of the Plan is hereby amended to insert six million four hundred twenty two thousand seven hundred forty eight (6,422,748) in lieu of seven hundred fifty thousand (750,000).

Adopted by the Board of Directors: March 9, 2010

Approved by the Stockholders:[                ], 2010

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ACHILLION PHARMACEUTICALS, INC.	+

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on June 10, 2010 at 9:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACHILLION PHARMACEUTICALS, INC.

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Michael D. Kishbauch or Mary Kay Fenton, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2010 Annual Meeting of Stockholders of Achillion Pharmaceuticals, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF ACHILLION PHARMACEUTICALS, INC. LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on June 10, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/achn • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	To elect three Class I Directors for terms to expire at our 2013 annual meeting of stockholders or until their successors are duly elected and qualified.	01 - Dennis Liotta	02 - David Scheer	03 - Nicholas Simon	+

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

		01	02	03
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to our 2006 Employee Stock Purchase Plan to increase by 250,000 shares the number of shares of common stock reserved for issuance thereunder from 250,000 to 500,000.	☐	☐	☐	3.	To approve an amendment to our 2006 Stock Incentive Plan to increase by 3,000,000 shares the number of shares of common stock reserved for issuance thereunder from 3,422,748 shares to 6,422,748 shares.	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	☐	☐	☐	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy Appointment Form.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership only authorized persons should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.